Exhibit 99.1

Albany International Reports Third-Quarter 2021 Results

Raises 2021 Guidance

Announces $200 Million Share Repurchase Authorization

ROCHESTER, N.H.--(BUSINESS WIRE)--October 25, 2021--Albany International Corp. (NYSE:AIN) today reported operating results for its third quarter of 2021, which ended September 30, 2021. Additionally, the company raised its full year financial guidance for 2021. Albany’s Board of Directors authorized a share repurchase program of up to $200 million.

"We are reporting another quarter of solid performance," said Bill Higgins, President and CEO. "Revenues of $232 million increased 9.6%. The Albany team delivered another strong quarter with solid growth in both businesses. Machine Clothing segment sales grew 11% from 2020’s third quarter and sustained excellent operating performance and margins. Engineered composites grew again in the quarter and is well positioned for stronger growth as military and commercial programs, led by single aisle aircraft, kick in.

“We are in excellent financial health with low debt and strong free cash flow. To that end, the Board of Directors has authorized a $200 million share repurchase program expanding the capital allocation options available to us,” concluded Higgins.

For the third quarter ended September 30, 2021:

  Net sales were $232.4 million, up 9.6%, or 8.8% after adjusting for currency translation, when compared to the prior year.
  Gross profit of $92.0 million was 5.4% higher than the $87.3 million reported for the same period of 2020.
  Selling, Technical, General, and Research (STG&R) expenses were $47.4 million, compared to $47.8 million in the same period of 2020.
  Operating income was $44.5 million, compared to $38.8 million in the prior year, an increase of 15%.
  The effective tax rate was 29.4%, compared to 24.7% for the third quarter of 2020. A higher share of our global profits generated in jurisdictions with higher tax rates combined with less favorable discrete income tax adjustments contributed to the higher tax rate this quarter compared to that for the third-quarter 2020.
  Net income attributable to the Company was $30.9 million ($0.95 per share), compared to $29.6 million ($0.92 per share) in the third quarter of 2020. Adjusted earnings per share (or Adjusted EPS, a non-GAAP measure) was $0.83 per share, compared to $0.96 per share for the same period of last year.
  Adjusted EBITDA (a non-GAAP measure) was $60.2 million, compared to $61.8 million in the third quarter of 2020, a decrease of 2.6%.

Please see the tables below for a reconciliation of non-GAAP measures to their comparable GAAP measures. During the third quarter of 2021, the Company was awarded $5.8 million under the U.S. Government's Aviation Manufacturing Jobs Protection Program (AMJP). The adjusted results presented in the tables below exclude the impact of the AMJP award as management does not believe that the award is reflective of ongoing operational performance.

"The results of the third quarter are reflective of the strategic positioning of our businesses and continued excellent operational performance across our operations. We are again raising our guidance for 2021," said Stephen Nolan, Chief Financial Officer. "We recognize there are risks ahead in terms of supply chain constraints and inflationary pressures. However, the Company is very well positioned with excellent customer relationships, a strong and growing business base and in-demand advanced technologies that are expected to drive long-term business growth."

Outlook for Full-Year 2021

Albany International is updating its financial guidance for the full-year 2021:

  Total company revenue between $900 and $920 million;
  Effective income tax rate, including tax adjustments, between 28% and 30%;
  Total company depreciation and amortization of approximately $75 million;
  Capital expenditures in the range of $40 to $50 million;
  GAAP earnings per share between $3.23 and $3.38 and Adjusted earnings per share between $3.15 and $3.30;
  Total company Adjusted EBITDA between $230 to $240 million;
  Machine Clothing revenue between $600 to $610 million;
  Machine Clothing Adjusted EBITDA between $215 and $225 million;
  Albany Engineered Composites (AEC) revenue between $300 to $310 million; and
  Albany Engineered Composites Adjusted EBITDA between $65 to $70 million.

Share Repurchase Authorization

On October 25, 2021, the Company's Board of Directors authorized the Company to repurchase shares of up to $200 million through open market purchases, privately negotiated transactions or otherwise, and to determine the prices, times and amounts. The program does not obligate the Company to acquire any particular amount of common stock, and it may be suspended or terminated at any time at the Company's discretion. The share repurchase program does not have an expiration date. The timing and amount of any share repurchases will be based on the Company’s liquidity, general business and market conditions, debt covenant restrictions and other factors, including alternative investment opportunities and capital structure.

ALBANY INTERNATIONAL CORP.
CONSOLIDATED STATEMENTS OF INCOME
(in thousands, except per share amounts)
(unaudited)

	Three Months Ended September 30,		Nine Months Ended September 30,
	2021	2020	2021	2020
Net sales	$232,442	$211,999	$689,322	$673,753
Cost of goods sold	140,400	124,697	407,006	393,999

Gross profit	92,042	87,302	282,316	279,754
Selling, general, and administrative expenses	37,696	39,518	116,899	118,167
Technical and research expenses	9,673	8,301	28,916	26,304
Restructuring expenses, net	187	710	230	4,189

Operating income	44,486	38,773	136,271	131,094
Interest expense, net	3,734	2,242	11,521	10,042
Aviation Manufacturing Jobs Protection (AMJP) grant	(5,832)	—	(5,832)	—
Other expense/(income), net	2,753	(2,745)	4,215	13,915
Income before income taxes	43,831	39,276	126,367	107,137
Income tax expense	12,889	9,686	36,375	37,504

Net income	30,942	29,590	89,992	69,633
Net income/(loss) attributable to the noncontrolling interest	80	1	150	(1,419)
Net income attributable to the Company	$30,862	$29,589	$89,842	$71,052

Earnings per share attributable to Company shareholders - Basic	$0.95	$0.92	$2.78	$2.20

Earnings per share attributable to Company shareholders - Diluted	$0.95	$0.91	$2.77	$2.20

Shares of the Company used in computing earnings per share:
Basic	32,381	32,337	32,369	32,326

Diluted	32,434	32,344	32,424	32,333

Dividends declared per share, Class A and Class B	$0.20	$0.19	$0.60	$0.57

ALBANY INTERNATIONAL CORP.
CONSOLIDATED BALANCE SHEETS
(in thousands, except share data)
(unaudited)

	September 30, 2021	December 31, 2020
ASSETS
Cash and cash equivalents	$286,217	$241,316
Accounts receivable, net	199,124	188,423
Contract assets, net	115,924	139,289
Inventories	118,129	110,478
Income taxes prepaid and receivable	3,509	5,940
Prepaid expenses and other current assets	29,021	31,830
Total current assets	$751,924	$717,276

Property, plant and equipment, net	426,806	448,554
Intangibles, net	41,020	46,869
Goodwill	183,568	187,553
Deferred income taxes	30,538	38,757
Noncurrent receivables, net	33,471	36,265
Other assets	72,916	74,662
Total assets	$1,540,243	$1,549,936

LIABILITIES AND SHAREHOLDERS' EQUITY
Accounts payable	$54,397	$49,173
Accrued liabilities	112,481	125,459
Current maturities of long-term debt	—	9
Income taxes payable	14,623	16,222
Total current liabilities	181,501	190,863

Long-term debt	350,000	398,000
Other noncurrent liabilities	117,057	130,424
Deferred taxes and other liabilities	11,352	10,784
Total liabilities	659,910	730,071

SHAREHOLDERS' EQUITY
Preferred stock, par value $5.00 per share; authorized 2,000,000 shares; none issued	—	—
Class A Common Stock, par value $.001 per share; authorized 100,000,000 shares; 40,759,527 issued in 2021 and 39,115,405 in 2020	41	39
Class B Common Stock, par value $.001 per share; authorized 25,000,000 shares; issued and outstanding 1,154 in 2021 and 1,617,998 in 2020	—	2
Additional paid in capital	436,079	433,696
Retained earnings	841,162	770,746
Accumulated items of other comprehensive income:
Translation adjustments	(100,327)	(83,203)
Pension and postretirement liability adjustments	(39,059)	(39,661)
Derivative valuation adjustment	(5,525)	(9,544)
Treasury stock (Class A), at cost; 8,379,804 shares in 2021 and 8,391,011 in 2020	(255,768)	(256,009)
Total Company shareholders' equity	876,603	816,066
Noncontrolling interest	3,730	3,799
Total equity	880,333	819,865
Total liabilities and shareholders' equity	$1,540,243	$1,549,936

ALBANY INTERNATIONAL CORP.
CONSOLIDATED STATEMENTS OF CASH FLOWS
(in thousands)
(unaudited)

	Three Months Ended September 30,		Nine Months Ended September 30,
	2021	2020	2021	2020
OPERATING ACTIVITIES
Net income	$30,942	$29,590	$89,992	$69,633
Adjustments to reconcile net income to net cash provided by operating activities:
Depreciation	15,925	16,285	48,485	47,289
Amortization	2,289	1,997	6,862	7,017
Change in deferred taxes and other liabilities	1,606	3,074	7,022	12,434
Impairment of property, plant and equipment	25	303	563	536
Non-cash interest expense	283	(309)	593	(138)
Compensation and benefits paid or payable in Class A Common Stock	606	80	2,232	596
Provision for credit losses from uncollected receivables and contract assets	(1,075)	(105)	(1,158)	1,664
Foreign currency remeasurement loss/(gain) on intercompany loans	480	169	(551)	15,750
Fair value adjustment on foreign currency options	29	(64)	169	—

Changes in operating assets and liabilities that provided/(used) cash:
Accounts receivable	(10,927)	(2,048)	(14,292)	6,069
Contract assets	(3,473)	(7,923)	22,170	(27,932)
Inventories	546	4,585	(9,838)	(20,043)
Prepaid expenses and other current assets	3,949	(4,532)	2,444	(6,989)
Income taxes prepaid and receivable	2,717	(454)	2,408	(662)
Accounts payable	(296)	(5,108)	4,312	(15,491)
Accrued liabilities	5,112	2,838	(12,311)	(8,063)
Income taxes payable	2,871	1,786	(1,085)	3,741
Noncurrent receivables	1,245	(228)	2,832	169
Other noncurrent liabilities	(1,319)	111	(5,582)	(413)
Other, net	1,324	(388)	3,232	(1,474)
Net cash provided by operating activities	52,859	39,659	148,499	83,693

INVESTING ACTIVITIES
Purchases of property, plant and equipment	(8,918)	(9,349)	(31,754)	(31,320)
Purchased software	(106)	(109)	(394)	(155)
Net cash used in investing activities	(9,024)	(9,458)	(32,148)	(31,475)

FINANCING ACTIVITIES
Proceeds from borrowings	—	—	8,000	70,000
Principal payments on debt	—	(17,005)	(56,009)	(76,016)
Principal payments on finance lease liabilities	(363)	(335)	(1,067)	(6,798)
Taxes paid in lieu of share issuance	—	—	(998)	(490)
Proceeds from options exercised	4	5	153	25
Dividends paid	(6,476)	(6,144)	(19,418)	(18,424)
Net cash used in financing activities	(6,835)	(23,479)	(69,339)	(31,703)

Effect of exchange rate changes on cash and cash equivalents	(4,113)	4,545	(2,111)	(751)

Increase in cash and cash equivalents	32,887	11,267	44,901	19,764
Cash and cash equivalents at beginning of period	253,330	204,037	241,316	195,540
Cash and cash equivalents at end of period	$286,217	$215,304	$286,217	$215,304

Financial tables and reconciliation of non-GAAP measures to comparable GAAP measures

The following tables present Net sales and the effect of changes in currency translation rates:

(in thousands, except percentages)	Net sales as reported, Q3 2021	Increase due to changes in currency translation rates	Q3 2021 sales on same basis as Q3 2020 currency translation rates	Net sales as reported, Q3 2020	% Change compared to Q3 2020, excluding currency rate effects
Machine Clothing	$154,171	$1,688	$152,483	$138,747	9.9%
Albany Engineered Composites	78,271	90	78,181	73,252	6.7%
Consolidated total	$232,442	$1,778	$230,664	$211,999	8.8%

(in thousands, except percentages)	Net sales as reported, YTD 2021	Increase due to changes in currency translation rates	YTD 2021 sales on same basis as 2020 currency translation rates	Net sales as reported, YTD 2020	% Change compared to 2020, excluding currency rate effects
Machine Clothing	$462,298	$11,829	$450,469	$428,782	5.1%
Albany Engineered Composites	227,024	2,356	224,668	244,971	(8.3)%
Consolidated total	$689,322	$14,185	$675,137	$673,753	0.2%

The following tables present Gross profit and Gross profit margin:

(in thousands, except percentages)	Gross profit, Q3 2021	Gross profit margin, Q3 2021	Gross profit, Q3 2020	Gross profit margin, Q3 2020
Machine Clothing	$79,437	51.5%	$71,471	51.5%
Albany Engineered Composites	12,605	16.1%	15,831	21.6%
Consolidated total	$92,042	39.6%	$87,302	41.2%
(in thousands, except percentages)	Gross profit, YTD 2021	Gross profit margin, YTD 2021	Gross profit, YTD 2020	Gross profit margin, YTD 2020
Machine Clothing	$240,427	52.0%	$227,734	53.1%
Albany Engineered Composites	41,889	18.5%	52,020	21.2%
Consolidated total	$282,316	41.0%	$279,754	41.5%

A reconciliation from operating income/(loss) (GAAP) to Adjusted EBITDA (non-GAAP) for the current-year and comparable prior-year periods has been calculated as follows:

Three months ended September 30, 2021
(in thousands)	Machine Clothing	Albany Engineered Composites	Corporate expenses and other	Total Company
Operating income/(loss) (GAAP)	$55,467	$2,917	$(13,898)	$44,486
Interest, taxes, other income/(expense)	—	—	(13,544)	(13,544)
Net income/(loss) (GAAP)	55,467	2,917	(27,442)	30,942
Interest expense, net	—	—	3,734	3,734
Income tax expense	—	—	12,889	12,889
Depreciation and amortization expense	5,014	12,265	935	18,214
EBITDA (non-GAAP)	60,481	15,182	(9,884)	65,779
Restructuring expenses, net	251	(81)	17	187
Foreign currency revaluation (gains)/losses	(1,571)	31	472	(1,068)
AMJP grant	—	963	(5,832)	(4,869)
Acquisition/integration costs	—	297	—	297
Pre-tax (income) attributable to noncontrolling interest	—	(95)	—	(95)
Adjusted EBITDA (non-GAAP)	$59,161	$16,297	$(15,227)	$60,231
Adjusted EBITDA margin (Adjusted EBITDA divided by Net sales-non-GAAP)	38.4%	20.8%	—	25.9%

Three months ended September 30, 2020
(in thousands)	Machine Clothing	Albany Engineered Composites	Corporate expenses and other	Total Company
Operating income/(loss) (GAAP)	$45,699	$6,828	$(13,754)	$38,773
Interest, taxes, other income/(expense)	—	—	(9,183)	(9,183)
Net income/(loss) (GAAP)	45,699	6,828	(22,937)	29,590
Interest expense, net	—	—	2,242	2,242
Income tax expense	—	—	9,686	9,686
Depreciation and amortization expense	5,074	12,236	972	18,282
EBITDA (non-GAAP)	50,773	19,064	(10,037)	59,800
Restructuring expenses, net	384	358	(32)	710
Foreign currency revaluation (gains)/losses	1,422	(226)	(144)	1,052
Acquisition/integration costs	—	291	—	291
Pre-tax (income) attributable to noncontrolling interest	—	(22)	—	(22)
Adjusted EBITDA (non-GAAP)	$52,579	$19,465	$(10,213)	$61,831
Adjusted EBITDA margin (Adjusted EBITDA divided by Net sales-non-GAAP)	37.9%	26.6%	—	29.2%

Nine months ended September 30, 2021
(in thousands)	Machine Clothing	Albany Engineered Composites	Corporate expenses and other	Total Company
Operating income/(loss) (GAAP)	$161,731	$13,019	$(38,479)	$136,271
Interest, taxes, other income/(expense)	—	—	(46,279)	(46,279)
Net income/(loss) (GAAP)	161,731	13,019	(84,758)	89,992
Interest expense, net	—	—	11,521	11,521
Income tax expense	—	—	36,375	36,375
Depreciation and amortization expense	15,272	37,326	2,749	55,347
EBITDA (non-GAAP)	177,003	50,345	(34,113)	193,235
Restructuring expenses, net	193	(40)	77	230
Foreign currency revaluation (gains)/losses	(156)	363	813	1,020
AMJP grant	—	963	(5,832)	(4,869)
Acquisition/integration costs	—	911	—	911
Pre-tax (income) attributable to noncontrolling interest	—	(206)	—	(206)
Adjusted EBITDA (non-GAAP)	$177,040	$52,336	$(39,055)	$190,321
Adjusted EBITDA margin (Adjusted EBITDA divided by Net sales-non-GAAP)	38.3%	23.1%	—%	27.6%

Nine months ended September 30, 2020
(in thousands)	Machine Clothing	Albany Engineered Composites	Corporate expenses and other	Total Company
Operating income/(loss) (GAAP)	$149,418	$22,749	$(41,073)	$131,094
Interest, taxes, other income/(expense)	—	—	(61,461)	(61,461)
Net income/(loss) (GAAP)	149,418	22,749	(102,534)	69,633
Interest expense, net	—	—	10,042	10,042
Income tax expense	—	—	37,504	37,504
Depreciation and amortization expense	15,142	36,192	2,972	54,306
EBITDA (non-GAAP)	164,560	58,941	(52,016)	171,485
Restructuring expenses, net	1,414	2,606	169	4,189
Foreign currency revaluation (gains)/losses	(1,265)	501	14,705	13,941
Former CEO termination costs	—	—	2,742	2,742
Acquisition/integration costs	—	867	—	867
Pre-tax loss attributable to noncontrolling interest	—	1,412	—	1,412
Adjusted EBITDA (non-GAAP)	$164,709	$64,327	$(34,400)	$194,636
Adjusted EBITDA margin (Adjusted EBITDA divided by Net sales-non-GAAP)	38.4%	26.3%	—	28.9%

Per share impact of the adjustments to earnings per share are as follows:

Three months ended September 30, 2021 (in thousands, except per share amounts)	Pre tax Amounts	Tax Effect	After tax Effect	Per share Effect
Restructuring expenses, net	$187	$55	$132	$0.00
Foreign currency revaluation (gains)/losses	(1,068)	(314)	(754)	(0.02)
AMJP grant	(4,869)	(1,446)	(3,423)	(0.11)
Acquisition/integration costs	297	89	208	0.01

Three months ended September 30, 2020 (in thousands, except per share amounts)	Pre tax Amounts	Tax Effect	After tax Effect	Per share Effect
Restructuring expenses, net	$710	$232	$478	$0.01
Foreign currency revaluation (gains)/losses	1,052	526	526	0.02
Acquisition/integration costs	291	87	204	0.01

Nine months ended September 30, 2021 (in thousands, except per share amounts)	Pre tax Amounts	Tax Effect	After tax Effect	Per share Effect
Restructuring expenses, net	$230	$67	$163	$0.00
Foreign currency revaluation (gains)/losses	1,020	332	688	0.02
AMJP grant	(4,869)	(1,446)	(3,423)	(0.11)
Acquisition/integration costs	911	273	638	0.03

Nine months ended September 30, 2020 (in thousands, except per share amounts)	Pre tax Amounts	Tax Effect	After tax Effect	Per share Effect
Restructuring expenses, net	$4,189	$1,377	$2,812	$0.08
Foreign currency revaluation (gains)/losses (a)	13,941	(483)	14,424	0.46
Former CEO termination costs	2,742	713	2,029	0.06
Acquisition/integration costs	867	259	608	0.03

(a) In Q1 2020, the company recorded losses of approximately $17 million in jurisdictions where it cannot record a tax benefit from the losses, which results in an unusual relationship between the pre-tax and after-tax amounts.

The following table provides a reconciliation of Earnings per share to Adjusted Earnings per share:

	Three months ended September 30,		Nine months ended September 30,
Per share amounts (Basic)	2021	2020	2021	2020
Earnings per share (GAAP)	$0.95	$0.92	$2.78	$2.20
Adjustments, after tax:
Restructuring expenses, net	—	0.01	—	0.08
Foreign currency revaluation (gains)/losses	(0.02)	0.02	0.02	0.46
AMJP grant	(0.11)	—	(0.11)	—
Former CEO termination costs	—	—	—	0.06
Acquisition/integration costs	0.01	0.01	0.03	0.03
Adjusted Earnings per share (non-GAAP)	$0.83	$0.96	$2.72	$2.83

The calculations of net debt are as follows:

(in thousands)	September 30, 2021	June 30, 2021	March 31, 2021	December 31, 2020
Current maturities of long-term debt	$—		$2	$9
Long-term debt	350,000	350,000	384,000	398,000
Total debt	350,000	350,000	384,002	398,009
Cash and cash equivalents	286,217	253,330	237,871	241,316
Net debt (non GAAP)	$63,783	$96,670	$146,131	$156,693

The tables below provide a reconciliation of forecasted full-year 2021 Adjusted EBITDA and Adjusted EPS (non-GAAP measures) to the comparable GAAP measures:

Forecast of Full Year 2021 Adjusted EBITDA	Machine Clothing		AEC
(in millions)	Low	High	Low	High
Net income attributable to the Company (GAAP) (b)	$194	$203	$14	$18
Income attributable to the noncontrolling interest	—	—	(1)	(1)
Interest expense, net	—	—	—	—
Income tax expense	—	—	—	—
Depreciation and amortization	20	21	49	50
EBITDA (non-GAAP)	214	224	62	67
Restructuring expenses, net (c)	—	—	—	—
Foreign currency revaluation (gains)/losses (c)	1	1	—	—
AMJP grant	—	—	1	1
Acquisition/integration costs (c)	—	—	1	1
Pre-tax (income)/loss attributable to non-controlling interest	—	—	1	1
Adjusted EBITDA (non-GAAP)	$215	$225	$65	$70
(b) Interest, Other income/expense and Income taxes are not allocated to the business segments

Forecast of Full Year 2021 Adjusted EBITDA	Total Company
(in millions)	Low	High
Net income attributable to the Company (GAAP) (b)	$105	$110
Income attributable to the noncontrolling interest	(1)	(1)
Interest expense, net	14	15
Income tax expense	41	44
Depreciation and amortization	73	74
EBITDA (non-GAAP)	232	242
Restructuring expenses, net (c)	—	—
Foreign currency revaluation (gains)/losses (c)	1	1
AMJP grant	(5)	(5)
Acquisition/integration costs (c)	1	1
Pre-tax (income)/loss attributable to non-controlling interest	1	1
Adjusted EBITDA (non-GAAP)	$230	$240

	Total Company
Forecast of Full Year 2021 Earnings per share (basic) (d)	Low	High
Net income attributable to the Company (GAAP) (b)	$3.23	$3.38
Restructuring expenses, net (c)	—	—
Foreign currency revaluation (gains)/losses (c)	0.01	0.01
AMJP grant	(0.11)	(0.11)
Acquisition/integration costs (c)	0.02	0.02
Adjusted Earnings per share (non-GAAP)	$3.15	$3.30

(c) Due to the uncertainty of these items, we are unable to forecast these items for 2021. The amount shown represents the value incurred through the third quarter.
(d) Calculations based on estimated shares outstanding of 32.4 million.

About Albany International Corp.

Albany International is a leading developer and manufacturer of engineered components, using advanced materials processing and automation capabilities, with two core businesses. Machine Clothing is the world’s leading producer of custom-designed, consumable fabrics and process belts essential for the manufacture of all grades of paper products. Albany Engineered Composites is a growing designer and manufacturer of advanced materials-based engineered components for demanding aerospace applications, supporting both commercial and military platforms. Albany International is headquartered in Rochester, New Hampshire, operates 23 facilities in 11 countries, employs approximately 4,000 people worldwide, and is listed on the New York Stock Exchange (Symbol AIN). Additional information about the Company and its products and services can be found at www.albint.com.

Non-GAAP Measures

This release, including the conference call commentary associated with this release, contains certain non-GAAP measures, including: net sales, and percent change in net sales, excluding the impact of currency translation effects (for each segment and on a consolidated basis); EBITDA and Adjusted EBITDA (for each segment and on a consolidated basis, represented in dollars or as a percentage of net sales); Net debt; and Adjusted earnings per share (or Adjusted EPS). Such items are provided because management believes that they provide additional useful information to investors regarding the Company’s operational performance.

Presenting Net sales and increases or decreases in Net sales, after currency effects are excluded, can give management and investors insight into underlying sales trends. Net sales, or percent changes in net sales, excluding currency rate effects, are calculated by converting amounts reported in local currencies into U.S. dollars at the exchange rate of a prior period. These amounts are then compared to the U.S. dollar amount as reported in the current period.

EBITDA, Adjusted EBITDA and Adjusted EPS are performance measures that relate to the Company’s continuing operations. EBITDA, or net income with interest, taxes, depreciation, and amortization added back, is a common indicator of financial performance used, among other things, to analyze and compare core profitability between companies and industries because it eliminates effects due to differences in financing, asset bases and taxes. The Company calculates EBITDA by removing the following from Net income: Interest expense, net, Income tax expense, Depreciation and amortization expense. Adjusted EBITDA is calculated by: adding to EBITDA costs associated with restructuring, former CEO termination costs, and inventory write-offs associated with discontinued businesses; adding charges and credits related to pension plan settlements and curtailments; adding (or subtracting) revaluation losses (or gains); subtracting income recognized associated with government grants; subtracting (or adding) gains (or losses) from the sale of buildings or investments; subtracting insurance recovery gains in excess of previously recorded losses; adding acquisition/integration costs and subtracting (or adding) Income (or loss) attributable to the non-controlling interest in Albany Safran Composites (ASC). Adjusted EBITDA may also be presented as a percentage of net sales by dividing it by net sales. An understanding of the impact in a particular quarter of specific restructuring costs, former CEO termination costs, government grants, acquisition/integration costs, currency revaluation, inventory write-offs associated with discontinued businesses, or other gains and losses, on net income (absolute as well as on a per-share basis), operating income or EBITDA can give management and investors additional insight into core financial performance, especially when compared to quarters in which such items had a greater or lesser effect, or no effect. Restructuring expenses, while frequent in recent years, are reflective of significant reductions in manufacturing capacity and associated headcount in response to shifting markets, and not of the profitability of the business going forward as restructured. Adjusted earnings per share (Adjusted EPS) is calculated by adding to (or subtracting from) net income attributable to the Company per share, on an after-tax basis: restructuring charges; former CEO severance costs; charges and credits related to pension plan settlements and curtailments; inventory write-offs associated with discontinued businesses; foreign currency revaluation losses (or gains); acquisition-related expenses; and losses (or gains) from the sale of investments.

EBITDA, Adjusted EBITDA, and Adjusted EPS, as defined by the Company, may not be similar to similarly named measures of other companies. Such measures are not considered measurements under GAAP, and should be considered in addition to, but not as substitutes for, the information contained in the Company’s statements of income.

The Company discloses certain income and expense items on a per-share basis. The Company believes that such disclosures provide important insight into underlying quarterly earnings and are financial performance metrics commonly used by investors. The Company calculates the quarterly per-share amount for items included in continuing operations by using an income tax rate based on either the tax rates in specific countries or the estimated tax rate applied to total company results. The tax rate applied excludes income tax adjustments (discrete tax adjustments and the effect of changes in the estimated income tax rate). The after-tax amount is then divided by the weighted-average number of shares outstanding for each period. Year-to-date earnings per-share effects are determined by adding the amounts calculated at each reporting period.

Net debt is, in the opinion of the Company, helpful to investors wishing to understand what the Company’s debt position would be if all available cash were applied to pay down indebtedness. The Company calculates Net debt by subtracting Cash and cash equivalents from Total debt. Total debt is calculated by adding Long-term debt, Current maturities of long-term debt, and Notes and loans payable, if any.

Forward-Looking Statements

This press release may contain statements, estimates, guidance or projections that constitute “forward-looking statements” as defined under U.S. federal securities laws. Generally, the words “believe,” “expect,” “intend,” “estimate,” “anticipate,” “project,” “will,” “should,” “look for,” “guidance,” “guide,” and similar expressions identify forward-looking statements, which generally are not historical in nature. Because forward-looking statements are subject to certain risks and uncertainties (including, without limitation, those set forth in the Company’s most recent Annual Report on Form 10-K or Quarterly Report on Form 10-Q), actual results may differ materially from those expressed or implied by such forward-looking statements.

Forward-looking statements in this release or in the webcast include, without limitation, statements about macroeconomic and paper-industry trends and conditions during 2021 and in future years; expectations in 2021 and in future periods of sales, EBITDA, Adjusted EBITDA (both in dollars and as a percentage of net sales), Adjusted EPS, income, gross profit, gross margin, cash flows and other financial items in each of the Company’s businesses, and for the Company as a whole; the timing and impact of production and development programs in the Company’s AEC business segment and the sales growth potential of key AEC programs, as well as AEC as a whole; the amount and timing of capital expenditures, future tax rates and cash paid for taxes, depreciation and amortization; future debt and net debt levels and debt covenant ratios; and changes in currency rates and their impact on future revaluation gains and losses. Furthermore, a change in any one or more of the foregoing factors could have a material effect on the Company’s financial results in any period. Such statements are based on current expectations, and the Company undertakes no obligation to publicly update or revise any forward-looking statements.

Statements expressing management’s assessments of the growth potential of its businesses, or referring to earlier assessments of such potential, are not intended as forecasts of actual future growth, and should not be relied on as such. While management believes such assessments to have a reasonable basis, such assessments are, by their nature, inherently uncertain. This release and earlier releases set forth a number of assumptions regarding these assessments, including historical results, independent forecasts regarding the markets in which these businesses operate, and the timing and magnitude of orders for our customers’ products. Historical growth rates are no guarantee of future growth, and such independent forecasts and assumptions could prove materially incorrect in some cases.

Contacts

John Hobbs
603-330-5897
john.hobbs@albint.com